Exhibit 99.1

Zoned Properties Declares Common Stock Dividend of $0.41 Per Share

SCOTTSDALE, Ariz., November 10, 2026 /AccessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY) today announced that its Board of Directors has declared a special cash dividend on the Company’s common stock of $0.41 per share. The dividend is payable on November 20, 2026 to common stockholders of record as of November 11, 2026, and the ex-dividend date for this dividend will be November 23, 2026.

Because the payment of the dividend represents more than 25% of the price of the Company’s shares of common stock, its shares of common stock will trade with “due bills” representing an assignment of the right to receive the dividend from the record date of November 11, 2026, through the closing of trading on OTCQB on November 20, 2026 (this period of time representing the “Dividend Right Period”), which is the payment date and the last day of trading before the November 23, 2026 ex-dividend date.

Stockholders who sell their shares of common stock during the Dividend Right Period will be selling their right to the dividend, and such stockholders will not be entitled to receive the dividend. Accordingly, if an investor wishes to receive the dividend, the investor will need to hold its shares of common stock through and including the payment date of November 20, 2026. Due bills obligate a seller of shares of common stock to deliver the dividend payable on such shares of common stock to the buyer (the “Dividend Right”). The record date of November 11, 2026, will be used as the date for establishing the due bill tracking of the Dividend Right to the holder of shares of common stock.

Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares of common stock. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s shares of common stock should consult their brokers before trading to be sure they understand the effect of due bill procedures.

About Zoned Properties, Inc. (OTCQB: ZDPY):

The Company has divested 100% of its cannabis-related operations and assets. The Company expects to pay any remaining indebtedness and settle its remaining accounts and agreements and subsequently complete a reverse merger or other transaction involving the public company. The Company cannot assure that it will complete a reverse merger or any other transaction.

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com